                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 14a-11(c) or Rule 14a-2
                             BayCorp Holdings, Ltd.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                             BAYCORP HOLDINGS, LTD.
                       20 INTERNATIONAL DRIVE, SUITE 301
                      PORTSMOUTH, NEW HAMPSHIRE 03801-6809

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 25, 2000

To the Stockholders:

     The Annual Meeting of Stockholders of BayCorp Holdings, Ltd. (the "Company") will be held at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York, on Thursday, May 25, 2000 at 1:00 p.m., local time, to consider and act upon the following matters:

     1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.

     2. To authorize an amendment to the 1996 Stock Option Plan increasing the number of shares authorized for issuance pursuant to the plan from 600,000 shares to 900,000 shares.

     3. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 10, 2000 will be entitled to notice of and to vote at the Meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

     All stockholders are cordially invited to attend the Meeting.

                                          By Order of the Board of Directors,

                                          FRANK W. GETMAN JR.
                                          President and Chief Executive Officer

Portsmouth, New Hampshire
April 27, 2000

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                             BAYCORP HOLDINGS, LTD.
                       20 INTERNATIONAL DRIVE, SUITE 301
                      PORTSMOUTH, NEW HAMPSHIRE 03801-6809

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 25, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BayCorp Holdings, Ltd. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 25, 2000 and at any adjournment of that meeting (the "Meeting"). All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company.

     The Company's Annual Report for the fiscal year ended December 31, 1999 (which consists in principal part of the Company's Annual Report on Form 10-K for such year as filed with the Securities and Exchange Commission (the "Commission")) is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 27, 2000. A copy of the Exhibits to the Company's Annual Report on Form 10-K for such year will be furnished to any stockholder upon payment of an appropriate processing fee pursuant to a written request sent to the Secretary, BayCorp Holdings, Ltd., 20 International Drive, Suite 301, Portsmouth, New Hampshire 03801-6809.

VOTING SECURITIES AND VOTES REQUIRED

     On April 10, 2000, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 8,273,500 shares of Common Stock of the Company, $.01 par value per share ("Common Stock"). Stockholders are entitled to one vote per share.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall be necessary to constitute a quorum for the transaction of business. Abstentions and "broker non-votes" will be considered as present for quorum purposes but will not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage or a plurality of the votes cast or shares voting on a matter.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting is required for the authorization of the amendment to the 1996 Stock Option Plan and the ratification of the selection of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year.

BAYCORP HOLDINGS, LTD. AS SUCCESSOR TO GREAT BAY POWER CORPORATION

     As a result of a corporate restructuring that was effective on January 24, 1997 (the "Restructuring Date"), the Company's principal asset is its 100% equity interest in Great Bay Power Corporation ("Great Bay"). Unless the context requires otherwise, references in this Proxy Statement to the Company for events and time periods before the Restructuring Date reflect treatment of the Company as the successor to Great Bay.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the ownership of the Company's Common Stock as of March 1, 2000 and the ownership of the capital stock of HoustonStreet Exchange, Inc., a subsidiary of the Company ("HoustonStreet" or "HSE"), as of March 21, 2000 by (i) the only persons known by the Company to own more than five percent of the Company's outstanding shares, (ii) all directors and nominees of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table (the "Named Executive Officers") and (iv) all directors and executive officers of the Company as a group.

                                       SHARES OF                            SHARES OF
                                        BAYCORP          PERCENTAGE OF    HOUSTONSTREET    PERCENTAGE OF
                                      COMMON STOCK          BAYCORP       CAPITAL STOCK    HOUSTONSTREET
                                      BENEFICIALLY        COMMON STOCK     BENEFICIALLY    CAPITAL STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER    OWNED(1)         OUTSTANDING(2)      OWNED(1)       OUTSTANDING
------------------------------------  ------------       --------------   --------------   --------------
5% Stockholders
Group consisting of:
  Leon G. Cooperman,
  Omega Capital Partners, L.P.,
  Omega Institutional Partners, L.P.
  and
  Omega Advisors, Inc.
  (the "Omega Group")...............   2,833,600(3)           33.4%          666,667            3.6%
  c/o Omega Advisors, Inc.
  Wall Street Plaza
  88 Pine Street
  New York, NY 10005
Group consisting of:
  Elliott Associates, L.P.,
  Westgate International, L.P. and
  Martley International, Inc.
  (the "Elliott Group").............   1,978,208(4)           23.3%          666,667            3.6%
  c/o Elliott Associates, L.P.
  712 Fifth Avenue
  36th Floor
  New York, NY 10019
Group consisting of:
  CNA Financial Corp.,
  Continental Insurance Company and
  Loews Corporation.................     667,842(5)            7.9%               --             --
  c/o CNA Financial Corp.
  CNA Plaza
  Chicago, IL 60685
Directors, Director Nominee and
  Executive Officers:
Kenneth A. Buckfire.................      82,400                 *                --             --
Alexander Ellis III.................         750                 *                --             --
Stanley I. Garnett, II..............      46,667(6)              *                --             --
Frank W. Getman Jr..................      96,750(7)            1.1%          180,000              *
Michael R. Latina...................      40,000(8)              *                --             --
Lawrence M. Robbins.................          --                --                --             --
John A. Tillinghast.................     191,100(9)            2.2%               --             --
All directors and executive officers
  as a group (7 individuals)........     457,667(8)(10)        5.2%          180,000              *

---------------
  *  Less than 1% of the total number of shares outstanding.

 (1) The number of shares of Common Stock beneficially owned by each person or entity is determined under rules promulgated by the Commission. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power, and also includes any shares which the person or entity has the right to acquire within 60 days after March 1, 2000 in the case of the Company, or within 60 days after March 21, 2000, in the case of HoustonStreet. Unless otherwise indicated, each person or entity referred to above has sole voting and investment power with respect to the shares listed. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

 (2) Number of shares deemed outstanding includes 8,273,500 shares outstanding as of March 1, 2000, plus any shares subject to options held by the person or entity in question that are currently exercisable or exercisable within 60 days after March 1, 2000.

 (3) The information presented herein is as reported in, and based upon, written information provided by the indicated stockholders to the Company as of March 1, 2000. Leon G. Cooperman reported beneficial ownership of 2,833,600 shares, with sole voting and dispositive power with respect to 2,132,820 of such shares and shared voting and dispositive power with respect to 700,800 of such shares. Omega Capital Partners, L.P. ("Omega Capital") reported beneficial ownership of 1,031,760 shares, with sole voting and dispositive power as to all such shares. Omega Institutional Partners, L.P. ("Omega Institutional") reported beneficial ownership of 76,520 shares, with sole voting and dispositive power as to such shares. Omega Advisors, Inc. ("Omega Advisors") reported beneficial ownership of 1,725,340 shares with sole voting and dispositive power with respect to 1,024,540 of such shares and shared voting and dispositive power with respect to 700,800 of such shares. Mr. Cooperman is the managing partner of each of Omega Capital Partners, L.P. and Omega Institutional Partners, L.P. and is the President of Omega Advisors, Inc. These stockholders may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Collectively, these stockholders and other affiliates of Mr. Cooperman and Omega Advisors, Inc. are referred to as the "Omega Group" or "Omega Group entities."

 (4) The information presented herein is as reported in, and based upon, two Form 4s, the first filed with the Commission on February 5, 1998 by Elliott Associates, L.P., a Delaware limited partnership ("Elliott"), and the second filed with the Commission on March 10, 2000 by Westgate International, L.P., a Cayman Islands limited partnership ("Westgate"). Elliott reported beneficial ownership of 894,209 shares and Westgate reported beneficial ownership of 1,083,999 shares. In a Schedule 13D filed by the indicated stockholders with the Commission on February 17, 1997, Martley International, Inc., a Delaware corporation and investment manager for Westgate ("Martley"), and Westgate reported shared voting and dispositive power with respect to all shares reported as beneficially owned by Westgate. Mr. Paul E. Singer and Braxton Associates, L.P., a New Jersey limited partnership, which is controlled by Mr. Singer, are the general partners of Elliott. Hambledon, Inc., a Cayman Islands corporation, is the sole general partner of Westgate. Martley expressly disclaimed equitable ownership of and pecuniary interest in any Common Stock. The stockholders identified in this note may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Exchange Act. Collectively, these stockholders and other affiliates of Elliott Associates, L.P. are referred to as the "Elliott Group."

 (5) The information presented herein is as reported in, and based upon, written information provided to the Company by Continental Casualty Company and Continental Assurance Company on behalf of Continental Assurance Company Pension Investment Fund as of March 10, 1999 and a Schedule 13G filed by the indicated stockholders with the Commission on February 13, 1998. Each of the indicated stockholders reported beneficial ownership of all of the 667,842 shares with shared voting and dispositive power with respect to all of these shares. Loews Corporation holds in excess of 84% of the equity of CNA Financial Corp., which in turn owns 100% of the equity of Continental Casualty Company, an Illinois domiciled insurance company. Continental Casualty Company is the direct owner of 147,569 shares and Continental Assurance Company is the direct owner of 520,273 shares. The Schedule 13G states that under Illinois Law, assets owned by Continental Casualty Company are solely under the control of the board of directors of the insurer. The characterization of shared dispositive power with the parent holding company is made solely as a consequence of Commission interpretations regarding control of the subsidiary. CNA Financial Corp. and Loews Corporation disclaim beneficial ownership of all shares held by Continental Casualty Company. The stockholders identified in this note may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Exchange Act.

 (6) Consists of 46,667 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1996 Stock Option Plan.

 (7) Consists of 93,750 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1996 Stock Option Plan.

 (8) Consists of 40,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1996 Stock Option Plan. Excludes the 1,978,208 shares deemed beneficially owned by the Elliott Group. See footnote (4) above. Mr. Latina is a portfolio manager for Elliott Associates, L.P. Mr. Latina disclaims beneficial ownership of all shares deemed beneficially owned by the Elliott Group.

 (9) Includes 185,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1996 Stock Option Plan.

(10) Includes 510,667 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1996 Stock Option Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's subsidiary, HoustonStreet Exchange, Inc. ("HoustonStreet"), sold shares of HoustonStreet Series A Convertible Preferred Stock at $3.75 per share to entities related to the Omega Group and the Elliott Group as follows:

SALE DATE         PURCHASER           SHARES    TOTAL PURCHASE PRICE
---------         ---------           ------    --------------------
2/2/2000   Omega Group entities       266,667        $1,000,001
2/2/2000   Elliott Associates, L.P.   266,667         1,000,001
3/6/2000   Omega Group entities       400,000         1,500,000
3/6/2000   Elliott Associates, L.P.   400,000         1,500,000

     As part of HoustonStreet's Series A financing, HoustonStreet sold 2,426,669 additional shares of its Series A Stock to third parties, also at $3.75 per share. Each of these third parties, as well as HoustonStreet, Omega Group entities and Elliott Advisors, L.P., entered into a (i) Series A Convertible Preferred Stock Purchase Agreement, (ii) Stockholders' Voting Agreement, (iii) Investor Rights Agreement and (iv) Right of First Refusal and Co-Sale Agreement. Lawrence M. Robbins, a director of the Company, is a general partner of Omega Advisors, Inc. Michael R. Latina, a director of the Company, is a portfolio manager for an affiliate of Elliott Associates, L.P. The Company is also a party to the Stockholders' Voting Agreement and the Investor Rights Agreement.

     The Stockholders' Voting Agreement requires the parties to cause to be elected to the board of directors of HoustonStreet one member designated by Omega Advisors, Inc., one member designated by Elliott Associates, L.P., one member designated by Equiva Trading Company, one member designated by Williams Energy Marketing and Trading Company, one member who serves as the Company's Chief Executive Officer and up to three additional directors as described in the Agreement. The Investor Rights Agreement requires that HoustonStreet provide certain registration rights and rights of first refusal to the holders of Series A Stock. In addition, the Right of First Refusal and Co-Sale Agreement requires that the purchasers of Series A Stock provide each other with certain rights of first refusal and rights of co-sale in the event that a Series A stockholder seeks to sell its shares of Series A Stock.

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy card (John A. Tillinghast and Frank
W. Getman Jr.) will vote to elect the six nominees named below as Directors of the Company unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy card to that effect. Except for Mr. Ellis, each nominee is presently serving as a director. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

     Each director will be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. If for any reason any nominee should become unavailable for election prior to the Meeting, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently expected that any of the nominees will be unavailable.

     Set forth below are the name and age of each person nominated to serve on the Company's Board of Directors and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director and director nominee, directly or indirectly, as of March 1, 2000, appears under "Security Ownership of Certain Beneficial Owners and Management."

     ALEXANDER ELLIS, age 50, has been a merchant banker with RockPort Partners, LLC, a merchant and investment banking firm serving the electric and energy industries, since January 1999. Since May 1996, Mr. Ellis has been a member of Acadia Bay Energy Co., LLC, a developer of electric power generating stations. From May 1996 to June 1998, Mr. Ellis was a member of Casco Bay Energy Co., LLC, the developer of a gas-fired electric generating station in Veazie, Maine. Since its founding in July 1997, Mr. Ellis has served as a Vice President of Wattage Monitor Inc., a web-based electric rate and service information provider. Mr. Ellis is a director of Wattage Monitor Inc. and Brazilian Resources, Inc., a mining and electric company. Mr. Ellis holds a B.A. in Political Science from Colorado College and an M.B.A. from Yale School of Management.

     STANLEY I. GARNETT, age 56, has served as a director of the Company since June 1997. Mr. Garnett has been a senior advisor to PHB Hagler Bailly, an economic and management consulting firm, since September 1998. Mr. Garnett was an Executive Vice President of Florida Progress Corporation, an electric utility, from April 1997 to August 1998. From March 1996 until March 1997, Mr. Garnett was a senior advisor with Putnam, Hayes & Bartlett, an economic and management consulting firm. From September 1981 until December 1995, he was a senior executive at Allegheny Power System, Inc., an electric utility, serving as the company's chief legal officer and CFO from 1990 until December 1995. Mr. Garnett holds a B.A. in Business Administration from Colby College, an M.B.A. from the Wharton Graduate School of Commerce and Finance and a J.D. from New York University School of Law.

     FRANK W. GETMAN JR., age 36, has served as President and Chief Executive Office of the Company and Great Bay since May 1998. From September 1996 until May 1998, Mr. Getman was Chief Operating Officer of the Company and Great Bay. Mr. Getman served as Vice President, Secretary and General Counsel of Great Bay from August 1995 to May 1998. From September 1991 to August 1995, Mr. Getman was an attorney with the law firm of Hale and Dorr LLP, Boston, Massachusetts. Mr. Getman holds J.D. and M.B.A. degrees from Boston College and a B.A. in Political Science from Tufts University.

     MICHAEL R. LATINA, age 27, has served as a director of the Company since February 1999. Mr. Latina has been a portfolio manager for Stonington Management Corporation, an affiliate of Elliott Associates, L.P., since March 1996. Mr. Latina is a director of Prime Natural Resources, Inc., an independent oil and gas exploration and production company, Odyssea Marine, Inc., a marine services company, Intedyne LLC, a provider of drilling tools to the oil and gas and utility industries, Horizon Offshore, Inc., an offshore construction company, and Grant Geophysical, Inc., a seismic data acquisition company. He served as a Director of Solid State Geophysical, Inc. from 1996 to 1997 and, from 1994 to 1996, worked as an investment banker with Bear, Stearns & Co., Inc. Mr. Latina holds a B.S. in Finance from New York University's Stern School of Business.

     LAWRENCE M. ROBBINS, age 30, has served as a director of the Company since February 1999. Mr. Robbins is a general partner of Omega Advisors, Inc., where he has been a portfolio manager since January 1995. From July 1992 to January 1995, Mr. Robbins was an analyst and associate at Gleacher & Co., an investment bank specializing in merger and acquisition advisory services. Mr. Robbins is a Certified Public Accountant and graduated from the University of Pennsylvania, earning degrees from the Wharton School and the Moore School of Engineering.

     JOHN A. TILLINGHAST, age 72, has served as a director of the Company since November 1994 and was the Chief Executive Officer of the Company from April 1995 until May 1998. Mr. Tillinghast, who served as the Company's Chief Engineer since April 1995, informed the Company that he plans to retire in May 2000 and therefore will not continue to serve as the Company's Chief Engineer after May 2000. Since 1987, Mr. Tillinghast has served as President and the sole stockholder of Tillinghast Technology Interests, Inc. ("TILTEC"), a private consulting firm. From 1986 to 1993, Mr. Tillinghast served as Chairman of the Energy Engineering Board of the National Academy of Sciences. He holds an M.S. in Mechanical Engineering from Columbia University.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by such person with respect to the Company.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that during 1999, its directors, executive officers and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met six times (including by telephone conference and by written consent) during 1999. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

     The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company and administers and grants stock options pursuant to the Company's 1996 Stock Option Plan. The Compensation Committee met in February 2000 to review and consider officer compensation for 1999 and establish compensation policies for 2000. The current members of the Compensation Committee are Messrs. Garnett, Latina, Robbins and Tillinghast. The Company anticipates that Mr. Ellis, if elected to the Board of Directors, will serve on the Compensation Committee.

     The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee met in March 2000 to review the results of the audit of fiscal year 1999. The current members of the Audit Committee are Messrs. Buckfire, Garnett, Latina and Robbins. The Company anticipates that Mr. Ellis, if elected to the Board of Directors, will serve on the Audit Committee.

     The Company has no nominating committee of the Board of Directors.

COMPENSATION OF DIRECTORS

     Employee directors do not receive any compensation for serving on the Board. Non-employee directors receive $2,500 per quarter, plus reasonable expenses. Non-employee directors are also eligible to receive stock option grants in accordance with a formula specified in the 1996 Stock Option Plan.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and the Company's former Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                     ANNUAL COMPENSATION                        COMPENSATION AWARDS
                                     -------------------                       ----------------------
                                                                               SECURITIES UNDERLYING
                                                                                    OPTIONS/SARS
                                      SALARY      BONUS      OTHER ANNUAL        (NO. OF SHARES AND
NAME AND PRINCIPAL POSITION  YEAR     ($)(1)     ($)(1)     COMPENSATION($)        COMPANY)(#)(2)
---------------------------  ----    --------    -------    ---------------    ----------------------
Frank W. Getman Jr........   1999    $156,609    $     0        $12,504(3)      164,000(4)   (MWH)
  President and                                                                 720,000      (HSE)
  Chief Executive Officer    1998     130,045     50,000         25,000(3)       93,750      (MWH)
                             1997     100,000     41,163         25,000(3)            0
John A. Tillinghast.......   1999     142,000          0              0          20,000      (MWH)
  Former President and       1998     134,583          0              0         165,000      (MWH)
  Chief Executive Officer    1997     130,000          0              0               0

---------------
(1) Amounts shown represent cash compensation earned by the Named Executive Officers for the fiscal years presented. In February 2000, the Company paid a bonus of $100,000 to Mr. Getman.

(2) The option exercise price is equal to the fair market value of the Common Stock on the date of grant. In addition to receiving options to purchase shares of Common Stock of the Company (designated in the table as MWH), Mr. Getman received options in July 1999 to purchase shares of common stock of HoustonStreet (designated in the table as HSE) as part of HoustonStreet's stock option program.

(3) Amount shown represents compensation in the form of partial forgiveness of a loan to Mr. Getman. See "Employment Agreements."

(4) Represents options granted to Mr. Getman in July 1999 that are subject to the approval by the Company's stockholders of an amendment to the Company's 1996 Stock Option Plan. See "Authorization of Amendment to 1996 Stock Option Plan."

     Option/SAR Grant Table. The following table sets forth certain information regarding options and SARs granted during 1999 by the Company to its executive officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                             -----------------------------------------------------------   POTENTIAL REALIZABLE
                               NUMBER OF                                                     VALUE AT ASSUMED
                               SECURITIES    PERCENT OF TOTAL                                 RATES OF STOCK
                               UNDERLYING     OPTIONS/ SARS                                 PRICE APPRECIATION
                              OPTIONS/SARS      GRANTED TO      EXERCISE OR                 FOR OPTION TERM(2)
                              GRANTED AND      EMPLOYEES IN     BASE PRICE    EXPIRATION   ---------------------
NAME                          COMPANY (#)      FISCAL YEAR       ($/SH)(1)       DATE       5%($)       10%($)
----                         --------------  ----------------   -----------   ----------   --------   ----------
Frank W. Getman Jr.........  164,000  (MWH)        67.4%          $6.875      7/30/2006    $459,006   $1,069,679
                             480,000  (HSE)        57.1             1.25      7/30/2006     244,260      569,230
                             240,000  (HSE)        28.6              .08      7/30/2006     804,276    1,129,246
John A. Tillinghast........   20,000  (MWH)         8.2            2.875      4/28/2006      23,408       54,551

---------------
(1) The exercise price of the MWH options is equal to the fair market value of the Company's Common Stock on the date of grant. The exercise price of the HSE options equals or exceeds the fair market value of HoustonStreet's Common Stock on the date of grant. The exercisability of these options is accelerated upon the occurrence of a change in control (as defined in the 1996 Stock Option Plan for the MWH options and in HoustonStreet's 1999 Stock Incentive Plan for the HSE options).

(2) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the dates the respective options were granted to their expiration dates. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock, in the case of the MWH options, the performance of HoustonStreet Common Stock, in the case of the HSE options, the optionholder's continued employment through the option period, and the date on which the options are exercised.

     Option Exercises and Year-End Values. The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended December 31, 1999 by each of the Company's executive officers and the number and value of unexercised options held by each of the these executive officers on December 31, 1999.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                  NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                                 OPTIONS/SARS AT FISCAL      OPTIONS/SARS AT
                                                                    YEAR-END (#)(1)       FISCAL YEAR-END ($)(2)
                                      SHARES                     ----------------------   ----------------------
                                   ACQUIRED ON       VALUE            EXERCISABLE/             EXERCISABLE/
NAME                     COMPANY   EXERCISE (#)   REALIZED ($)       UNEXERCISABLE            UNEXERCISABLE
----                     -------   ------------   ------------   ----------------------   ----------------------
Frank W. Getman Jr. ...   MWH           0              0           93,750/164,000           $448,828/$323,900
                          HSE           0              0          180,000/540,000          $340,002/$1,020,006
John A. Tillinghast....   MWH           0              0             185,000/0                 $926,088/$0

---------------
(1) MWH options were granted under the Company's 1996 Stock Option Plan. HSE options were granted under HoustonStreet's 1999 Stock Incentive Plan.

(2) For the MWH options, based on the fair market value of the Company's Common Stock on December 31, 1999 ($9.6875). For the HSE options, based on the fair market value of HSE Common Stock on December 31, 1999 ($2.75).

EMPLOYMENT AGREEMENTS

     On May 5, 1998, the Company entered into an employment agreement with Frank
W. Getman Jr. (the "Getman Employment Agreement") pursuant to which Mr. Getman agreed to serve as the Company's President and Chief Executive Officer through July 31, 2000. The Getman Employment Agreement provides for an initial annual salary of $150,000 with an increase to $160,000 after May 5, 1999. In addition, the Company loaned Mr. Getman $25,000 on May 5, 1998 to purchase the Company's Common Stock. The Company forgave $12,500 of the loan on May 5, 1999 and will forgive $12,500 of the loan on May 5, 2000, so long as Mr. Getman remains employed by the Company on May 5, 2000. If before May 5, 2000, Mr. Getman's employment is terminated for cause (as defined in the Getman Employment Agreement) or by Mr. Getman, he has agreed to repay to the Company $12,500, plus interest accrued on that amount since May 5, 1998 at an interest rate of 6% per year.

     If Mr. Getman's employment with the Company terminates in a "Qualifying Termination" in connection with a "Change in Control" (each as defined in the Getman Employment Agreement), (i) Mr. Getman is entitled to receive in cash an amount equal to the greater of the sum of his annual salary from the date of termination until the date of expiration of the Getman Employment Agreement or twice his annual salary (excluding loan forgiveness) at the date of such Change in Control; (ii) the outstanding loan amount, to the extent not forgiven, shall be immediately forgiven; and (iii) all outstanding stock options shall become immediately exercisable. Under certain circumstances identified in the Getman Employment Agreement, the Company may be required to pay to Mr. Getman additional compensation such that the total of the amounts payable under clause
(i) above and the value of Mr. Getman's options (as defined in the Getman

Employment Agreement) is $500,000. A Qualifying Termination will be treated as having occurred if, prior to the second anniversary of a Change in Control, (i) Mr. Getman's employment is terminated other than for cause or (ii) Mr. Getman voluntarily resigns following, generally, any material impairment or material adverse change in his working conditions, authority, position or compensation as compared with that in effect immediately prior to the Change in Control.

     On May 5, 1998, the Company entered into an employment agreement with John
A. Tillinghast (the "Tillinghast Employment Agreement") pursuant to which Mr. Tillinghast agreed to serve as Chairman of the Company's Board of Directors and Chief Engineer through May 5, 2000. Under the agreement, Mr. Tillinghast agreed to work for approximately 400 hours per year at a rate of $250 per hour. Additionally, the Tillinghast Employment Agreement contains a one year trailing non-solicitation and noncompetition covenant. Mr. Tillinghast informed the Company that he plans to retire in May 2000 and therefore will not continue to serve as the Company's Chief Engineer after May 2000. Accordingly, the Company does not anticipate that it will renew the Tillinghast Employment Agreement.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers. Currently, the Company's only executive officer is its President and Chief Executive Officer. The objectives of the Company's executive compensation program are to establish compensation levels designed to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company so as to enhance stockholder value. Stock options granted under the 1996 Stock Option Plan are a key component of the executive compensation program and are intended to provide executives with an equity interest in the Company so as to link a meaningful portion of the compensation of the Company's executives with the performance of the Company's Common Stock. In connection with the creation and launch in 1999 of HoustonStreet, a subsidiary of the Company that developed and operates an Internet-based trading platform and information portal for wholesale energy traders, HoustonStreet granted to key HoustonStreet employees stock options to acquire shares of HoustonStreet Common Stock.

     In July 1999, the Company's Board of Directors approved a grant to Mr. Getman of options to purchase 164,000 shares of the Company's Common Stock at a price per share equal to the closing price of the Company's Common Stock on July 30, 1999 ($6.875). The options granted to Mr. Getman in July 1999 are subject to the approval by the Company's stockholders of an amendment to the Company's 1996 Stock Option Plan. See "Authorization of Amendment to 1996 Stock Option Plan."

     In July 1999, the Board of Directors of HoustonStreet approved a grant to Mr. Getman of options to purchase 720,000 shares of HoustonStreet Common Stock at a weighted average exercise price of $.875 per share. One sixth of these options vested in January 2000 and the remaining five sixths vest in 30 equal monthly increments beginning in February 2000 and ending in July 2002. All of these HoustonStreet options expire in July 2006.

     In May 1998, the Compensation Committee approved a new employment agreement with Mr. Getman pursuant to which Mr. Getman agreed to serve as the President and Chief Executive Officer of the Company at an annual salary of $150,000 through May 4, 1999 and $160,000 for the following year. See "Employment Agreements." The Committee determined Mr. Getman's compensation based on their judgment of Mr. Getman's historical and expected contributions to the Company and the value of his experience and knowledge of the Company's industry.

     Section 162(m) of the Internal Revenue Code (the "Code") generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to its chief executive officer and each of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portion of its executive compensation to comply with certain exemptions to Section 162(m). However, the Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions to

Section 162(m). In any event, there can be no assurance that compensation attributable to stock options granted under the 1996 Stock Option Plan will be exempt from Section 162(m).

                                          COMPENSATION COMMITTEE

                                          Stanley I. Garnett
                                          Michael R. Latina
                                          Lawrence M. Robbins
                                          John A. Tillinghast

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Company's Compensation Committee are Messrs. Garnett, Latina, Robbins and Tillinghast. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Company.

STOCK PERFORMANCE GRAPH

     The following graph compares cumulative total stockholder return on the Company's Common Stock and in the case of periods before the Restructuring Date, on the Common Stock of Great Bay Power Corporation, the Company's predecessor and currently a wholly owned subsidiary of the Company, with the cumulative total return for the S&P 500 Stock Index and the Philadelphia Stock Exchange Utility Index. Great Bay's Common Stock was first registered under Section 12 of the Exchange Act on April 17, 1995. This graph assumes the investment of $100 on April 17, 1995 in Great Bay's Common Stock, the S&P 500 Stock Index and UTY Philadelphia Stock Exchange Utility Index and assumes dividends are reinvested. Measurement points are at April 17, 1995, December 29, 1995, December 31, 1996, December 31, 1997, December 31, 1998 and December 31, 1999.

                          COMPARATIVE TOTAL RETURNS(1)
             BAYCORP HOLDINGS, LTD.(2), S&P 500, UTY UTILITY INDEX
                (PERFORMANCE RESULTS THROUGH DECEMBER 31, 1999)
[LINE GRAPH]

                                                 BAYCORP HOLDINGS, LTD.              S&P 500                    UTY INDEX
                                                 ----------------------              -------                    ---------
04/17/95                                                 100.00                      100.00                      100.00
12/29/95                                                 114.29                      123.91                      117.97
12/31/96                                                 119.64                      152.36                      109.03
12/31/97                                                  94.64                      203.19                      131.75
12/31/98                                                  50.00                      261.26                      148.18
12/31/99                                                 138.39                      316.23                      116.36

---------------
(1) Assumes $100 invested at the close of trading on April 17, 1995 in the Common Stock of Great Bay Power Corporation (the Company's predecessor and currently a wholly owned subsidiary of the Company), the S&P 500, and the UTY Utility Index. Cumulative total return assumes reinvestment of dividends.

(2) For purposes of this chart, BayCorp Holdings, Ltd. is treated as the successor to Great Bay Power Corporation. Trading of BayCorp Holdings, Ltd. Common Stock commenced on January 28, 1997.

              AUTHORIZATION OF AMENDMENT TO 1996 STOCK OPTION PLAN

     On April 4, 2000, the Board of Directors adopted, subject to stockholder approval, an amendment (the "Amendment") to the Company's 1996 Stock Option Plan (the "1996 Plan"). Under the current terms of the 1996 Plan, the Company is authorized to grant options to purchase up to 600,000 shares of Common Stock to employees, officers or directors of, and consultants and advisors to, the Company and its subsidiaries. The Amendment increases the number of shares of Common Stock authorized for issuance pursuant to the 1996 Plan from 600,000 to 900,000. The purpose of the Amendment is to ensure that the number of shares of Common Stock authorized for issuance pursuant to the 1996 Plan is large enough for the Company to continue to attract and retain key employees, officers, directors, consultants and advisors who are expected to continue to contribute to the Company's growth and success. As of April 4, 2000, and except as described in the following two paragraphs, the Company granted options to purchase 576,917 shares of its Common Stock under the 1996 Plan, with options to purchase 23,083 shares remaining authorized but unissued under the 1996 Plan. As of April 4, 2000, options to purchase 81,500 shares had been exercised.

     On July 30, 1999, the Company's Board of Directors approved a grant to Frank W. Getman Jr., the Company's President and Chief Executive Officer, of options to purchase 164,000 shares of the Company's Common Stock at a price per share equal to the closing price of the Company's Common Stock on July 30, 1999 ($6.875). The options granted to Mr. Getman on July 30, 1999 (the "Getman Options") are subject to the approval by the Company's stockholders of an increase in the number of authorized shares under the 1996 Plan from 600,000 shares to at least 764,000 shares. If the Company's stockholders do not approve an increase in the number of authorized shares under the 1996 Plan from 600,000 shares to at least 764,000 shares at or before the Company's annual meeting of the stockholders on May 25, 2000 (or any adjournment thereof but in no event later than June 30, 2000 (the "Outside Date")), then the Company will pay to Mr. Getman on the Outside Date an amount equal to the fair market value of the Getman Options computed using Black-Scholes modeling with parameters to be fixed as of July 30, 1999 and determined in good faith by the Company's Board of Directors on or before the Outside Date.

     The Company's Board of Directors believes that the approval of the Amendment is in the best interests of the Company and its stockholders and recommends a vote in favor of this proposal. If the stockholders do not vote in favor of the Amendment, the Company will (i) incur the cash expense of paying Mr. Getman in lieu of issuing the Getman Options (which expense cannot be determined until the Outside Date and will largely be affected by the closing price of the Company's Common Stock on that date) and (ii) be unable to grant new options to its employees, officers, directors, consultants and advisors exceeding the 23,083 shares of the Company's Common Stock authorized but unissued under the 1996 Plan.

TERMS OF THE 1996 STOCK OPTION PLAN

  Administration and Eligibility

     The 1996 Plan is administered by the Company's Board of Directors. The Board has the authority to prescribe, amend and rescind rules and regulations relating to the 1996 Plan and to interpret the provisions of the 1996 Plan. Pursuant to the terms of the 1996 Plan, the Board may delegate authority to one or more committees appointed by the Board. The Board has authorized the Compensation Committee to administer the 1996 Plan, including the grant of options to executive officers. The Compensation Committee selects the recipients of options and determines (i) the number of shares of Common Stock covered by the options, (ii) the dates upon which such options become exercisable, (iii) the exercise price of such options and (iv) the duration of such options.

     Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company, provided that incentive stock options may be granted only to persons who are eligible to receive such options under Section 422 of the Code. As a condition to the grant of an option under the 1996 Plan, option recipients execute option agreements with such terms and provisions as decided by the Board in forms not inconsistent with the 1996 Plan.

     The 1996 Plan provides for certain formula grants to non-employee directors. Every non-employee director receives a grant of an option for 20,000 shares upon his or her election to the Board. In addition, every non-employee director receives a grant of an option for 20,000 shares upon that director's first re-election to the Board and an additional grant of an option for 20,000 shares upon that director's second re-election to the Board. If a Change in Control of the Company (as defined below) occurs, each non-employee director then serving on the Board receives a grant of an option for a number of shares equal to 60,000 reduced by the number of shares for which options were previously granted to such director; the exercise price for that option equals the exercise price for the last option granted to the director prior to the Change in Control of the Company. Except as otherwise provided in the event of a Change in Control of the Company, the exercise price for an option granted to a non-employee director equals 100% of the fair market value of such stock, as determined by the Company's Board of Directors, at the time of grant of such option.

  Number of Shares and Exercise Price

     Subject to adjustment as provided in the 1996 Plan, the maximum number of shares of Common Stock of the Company that may be issued and sold under the 1996 Plan is 600,000 shares. The maximum number of shares with respect to which options may be granted to any employee under the 1996 Plan is 400,000 shares.

     The Compensation Committee selects the exercise price per share of stock, provided the exercise price cannot be less than (a) 110% of the fair market value for incentive stock options granted to a holder of more than 10% of the total combined voting power of the Company or any of its subsidiaries and (b) 100% of fair market value for incentive stock options generally. The option exercise price may be paid in cash or shares of Common Stock owned by the optionee as provided in the 1996 Plan and the optionee's option agreement. The Compensation Committee also determines the expiration of the option period, provided that (i) in the case of incentive stock options, the date may not be later than 10 years after the date on which the option is granted, (ii) in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of the Company or any of its subsidiaries, such date may not be later than five years after the date on which the option is granted, and (iii) in all cases, options shall be subject to earlier termination as provided in the 1996 Plan and in each option agreement.

  Terms of Options

     All options are nontransferable other than by will or the laws of descent and distribution; provided, however, that nonstatutory options may be transferred by certain persons required to file reports under Section 16(a) of the Exchange Act pursuant to a qualified domestic relations order (as defined in Rule 16b-3 promulgated under the Exchange Act). Holders of incentive stock options may generally exercise such options up to three months after termination of employment; however, individual option agreements may designate a longer exercise period. Any exercise of an incentive stock option after such three-month period will be treated as the exercise of a nonstatutory option under the 1996 Plan. If termination of employment results from death or disability, all unvested options shall immediately vest and such options may be exercised up to one year after termination. Holders of nonstatutory options may exercise such options after termination of employment with the Company during the period specified in the applicable option agreement.

     The Company's Board of Directors (or its appointed committee) determines when options granted under the 1996 Plan become exercisable (generally in installments at the rate of 25% or 33% per year, as set forth in each option agreement). The Board may accelerate the date on which any option granted may be exercised or extend the period during which any particular option may be exercised, provided that no such extension shall be permitted if it would cause the 1996 Plan to fail to comply with Section 422 of the Code, or with Rule 16b-3 promulgated under the Exchange Act.

     In the event of a Change in Control of the Company, the exercise dates of all options then outstanding shall be accelerated in full and any restriction on exercising outstanding options issued pursuant to the 1996 Plan prior to any given date shall terminate. For purposes of the 1996 Plan, a "Change in Control of the Company" shall have occurred if (i) any person becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities,

(ii) during any period of two consecutive years ending during the term of the 1996 Plan, individuals who at the beginning of such period constitute the Company's Board of Directors, and any new director whose election by the Company's Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were either Directors at the beginning of the period or whose election or whose nomination for election was previously so approved (collectively, the "Disinterested Directors") cease for any reason to constitute a majority of the Company's Board of Directors, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (other than a merger or consolidation in which the stockholders of the Company own more than 50% of the combined voting power of the surviving entity, or a merger or consolidation effected to implement a recapitalization of the Company in which no person acquires more than 30% of the combined voting power of the Company's then outstanding securities, or a merger or consolidation which has been approved by a majority of the Disinterested Directors), or (iv) the stockholders of the Company approve a plan of complete liquidation or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets which, in either case, has not previously been approved by a majority of the Disinterested Directors. Notwithstanding the foregoing, the Company's Board of Directors may, by a resolution adopted by two-thirds of the Disinterested Directors, declare that any such event will not constitute a Change in Control of the Company for purposes of the 1996 Plan.

     The Company's Board of Directors shall have the authority, with the consent of the affected optionee, to cancel any outstanding options or amend the terms of any outstanding options under the 1996 Plan and to grant in substitution therefor new options covering the same or a different number of shares of Common Stock and having an exercise price per share which may be lower or higher than the exercise price per share of the outstanding options.

     Subject to the prior approval of the Company's Board of Directors, an optionee may elect to satisfy any tax withholding obligations with respect to shares issued upon exercise of options by causing the Company to withhold shares of Common Stock otherwise issuable upon the exercise of an option or by delivering to the Company shares of Common Stock then owned by such optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation.

  Amendment and Termination

     The Company's Board of Directors may at any time modify or amend the 1996 Plan in any respect, except that if at any time the approval of the stockholders of the Company is required under Section 422 of the Code or any successor provision with respect to incentive stock options or under Rule 16b-3 promulgated under the Exchange Act with respect to options held by persons who are required to file reports pursuant to Section 16(a) of the Exchange Act, the Company's Board of Directors may not effect such modification or amendment without such approval. The termination or any amendment of the 1996 Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted.

     In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Company's Board of Directors or the board of directors of any corporation assuming the obligations of the Company may, in its discretion, take any one or more of the following actions as to outstanding options: (a) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (b) provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (c) if the event involves a cash payment for each share surrendered in the merger, make or provide for a cash payment to the optionholders equal to the difference between the merger consideration per share and the exercise price per share for all then outstanding options and (d) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

     The 1996 Plan shall terminate with respect to incentive stock options upon the earlier of April 15, 2006, or the date on which all shares available for issuance under the 1996 Plan shall have been issued pursuant to the exercise or cancellation of options granted thereunder. The 1996 Plan shall terminate with respect to nonstatutory options on April 15, 2006.

     All option grants under the 1996 Plan are discretionary, except for options granted to non-employee directors pursuant to the formula set forth in the 1996 Plan. The Company cannot now determine the number of options to be received by any particular current executive officer, by all current executive officers as a group or by non-executive officer employees as a group. The number of such options will be determined by the Company's Board of Directors, or a committee thereof, pursuant to the terms of the 1996 Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 1996 Plan and with respect to the sale of Common Stock acquired under the 1996 Plan.

  Incentive Stock Options

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  Nonstatutory Stock Options

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

  Tax Consequences to the Company

     The grant of an option under the 1996 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1996 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1996 Plan, including as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

BOARD RECOMMENDATION

     The Board of Directors believes that the Amendment to the 1996 Plan is in the best interests of the Company and its stockholders and recommends a vote FOR the adoption of this proposal.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Arthur Andersen LLP, independent public accountants, as accountants of the Company for the fiscal year ending December 31, 2000. Although stockholder approval of the Board of Directors' selection of Arthur Andersen LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board of Directors will reconsider its selection of Arthur Andersen LLP.

     A representative of Arthur Andersen LLP is expected to be present at the Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal office in Portsmouth, New Hampshire not later than December 27, 2000 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          FRANK W. GETMAN JR.,
                                          President and Chief Executive Officer

April 27, 2000

     THE MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                             BAYCORP HOLDINGS, LTD.

      PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 25, 2000
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
             COMPANY AND SHOULD BE RETURNED AS SOON AS POSSIBLE TO
                    AMERICAN STOCK TRANSFER & TRUST COMPANY

The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John A. Tillinghast and Frank W. Getman Jr., each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of BAYCORP HOLDINGS, LTD. (the "Company") to be held at the American Stock Exchange, 86 Trinity Place, New York, New York on Thursday, May 25, 2000, at 1:00 p.m., Eastern Time, and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. The shares represented by this Proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal, this proxy will be voted for such proposal. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                                                     SEE REVERSE
                                                                        SIDE



[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE

1. To elect the following Directors

         FOR               WITHHELD
         [ ]                 [ ]           NOMINEES:  Alexander Ellis III
                                                      Stanley I. Garnett
                                                      Frank W. Getman Jr.
                                                      Michael R. Latina
                                                      Lawrence M. Robbins
------------------------------------------------      John A. Tillinghast

2. To authorize an amendment to the 1996 Stock Option Plan increasing the number of authorized shares under the Plan to 900,000 shares.

             FOR                 AGAINST               ABSTAIN

             [ ]                   [ ]                   [ ]

3. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year.

             FOR                 AGAINST               ABSTAIN

             [ ]                   [ ]                   [ ]

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

             FOR                 AGAINST               ABSTAIN

             [ ]                   [ ]                   [ ]


Mark box at right if you plan to attend
the meeting.                        [ ]

Mark box at right if comments or address
change have been noted on the reverse
side of this card.                  [ ]


STOCKHOLDER                                                DATE
            -----------------------------------                 -------------

CO-HOLDER (IF ANY)
                  -----------------------------------------------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.